Exhibit 23.3

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY VOAD
SUITE 800 EAST
DALLAS, TEXAS 75244

February 22, 2017

QEP Resources, Inc.
1050 17th Street, Suite 800
Denver, Colorado 80265

Ladies and Gentlemen:

As independent petroleum engineers, we hereby consent to the reference of our reports relating to the proved gas and oil reserves of QEP Energy Company in the Annual Report on Form 10-K of QEP Resources, Inc. as of the years ended December 31, 2014 and 2015 incorporated herein by reference into Registration Statement Nos. 333-202686 on Form S-3, 333-167726 and 333-167727 on Form S-8.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGolyer and MacNaughton
Texas Registered Engineering Firm F-716